                                                                     Exhibit 4.7

                                                                  Execution Copy
                                                                  --------------

                   SHAREHOLDERS' AND WARRANTHOLDERS' AGREEMENT
                   -------------------------------------------

     SHAREHOLDERS' AND WARRANTHOLDERS' AGREEMENT, dated as of September 17, 1999, amending and restating the Shareholders' Agreement, dated as of June 1, 1994, amended as of February 3, 1995, amended and restated as of July 9, 1998 and amended as of September 22, 1998 (the "Agreement") by and among U.S.I. HOLDINGS CORPORATION, a Delaware corporation (the "Company"), and the Investors from time to time party hereto.

                                R E C I T A L S :
                                - - - - - - - -

     A. The Non-Management Investors and the Management Investors (collectively, the "Investors") are the owners of issued and outstanding Capital Stock (as hereinafter defined) of the Company on the date hereof.

     B. The Company and the Investors desire to provide for certain matters relating to the Capital Stock and the rights and remedies of the Investors.

                               A G R E E M E N T :
                               - - - - - - - - -

     The parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Definitions. The following terms, as used herein, have the following
     -----------
meanings:

     "Affiliate" means, as to any Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person. For purposes of this Agreement and each of the Subscription Agreements, Zurich and CapZ shall not be deemed to be Affiliates of each other.

     "Bellwether" means Bellwether Investment Pte Ltd., a Singaporean corporation and its Affiliates.

     "Buyer" means a Person (other than the Company) that is not an Investor or an Affiliate of an Investor that has offered to purchase or otherwise acquire for value Capital Stock of the Company.

     "By-laws" means the Amended and Restated By-laws of the Company as in effect on the date hereof and as amended from time to time in accordance with the terms thereof and of this Agreement.

     "Capital Stock" means the Common Stock and the Preferred Stock (whether outstanding on the date hereof or hereafter issued by the Company, including without limitation upon the exercise of warrants or conversion of capital stock) and any securities into or for which the Common Stock or the Preferred Stock is convertible or exchangeable, and (except for purposes of Sections 3.1 and 3.4) includes the Warrants, but excludes nonvoting Common Stock and nonvoting Preferred Stock for purposes of Article III.

     "CapZ" means Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P. and their respective Affiliates.

     "CCC" means Continental Casualty Company and its Affiliates.

     "Change of Control" means, as to any Person, a change, shift or transfer of Control with respect to such Person (including any change in the Control of any entity Controlling such Person). The decision of the Executive Committee, giving due consideration to whether, among other things, a change of actual control or management of a specified Person has occurred, shall be conclusive in determining whether a Change of Control of an entity Controlling the specified Person has occurred for purposes of this definition.

     "Chase" means CBD Holdings, Ltd., CB Capital Investors, L. P. and their respective Affiliates.

     "Chubb" means The Chubb Corporation and its Affiliates.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the common stock, par value $.O1 per share, of the Company.

     "Conning" means, collectively, Conning Insurance Capital Limited Partnership III, L.P. and Conning Insurance Capital International Partners III, L.P. and their respective Affiliates.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, partnership interests or by contract, assignment or otherwise. The terms "Controlling" and "Controlled" shall have meanings correlative to the foregoing.

     "Designation Right" means the right of an Investor or group of Investors or management of the Company pursuant to Article III of this Agreement to designate one or more members of the Board of Directors and, if applicable, the right of such Investor or group of Investors or management of the Company to designate a director or directors to serve on the Executive Committee.

     "Equitable" means The Equitable Companies Incorporated and its Affiliates.

     "Executive Committee" has the meaning set forth in Section 3.4 hereof.

     "Existing Warrant Shares" means the shares of Common Stock or other shares of capital stock of the Company for which the Existing Warrants are exercisable.

     "Existing Warrants" means the Warrants issued pursuant to the Warrant Agreement, dated as of March 12, 1996, as amended, between the Company and the other parties thereto, to acquire shares of Common Stock.

     "Existing Warrant Amendment" means the Amendment, dated as of the date hereof, to each of the Warrant Agreement and the Warrantholders' Agreement, each dated as of March 12, 1996, between the Company and the other parties thereto.

     "Financial Directors" means those members of the Board of Directors of the Company who are nominated by the Financial Investors.

     "Financial Investors" means, collectively, Bellwether, Saratoga, Conning, Northwestern, WLD Trust, Norwest, Indosuez, Douglas S. Luke and Thierry de Vergnes.

     "Full Board Matters" means (i) approving or adopting, or recommending to the stockholders of the Company, any action or matter expressly required by the Delaware General Corporation Law to be submitted to such stockholders for approval and (ii) adopting, amending or repealing any by-law of the Company.

     "Immediate Family Members" of a natural Person means the spouse and lineal descendants (including legally adopted descendants) of such Person.

     "Indosuez" means Indosuez USI Partners and its Affiliates.

     "Investors" means the Non-Management Investors, the Management Investors and any Persons who become bound by the terms and provisions of this Agreement by executing a Joinder Agreement.

     "Joinder Agreement" means a joinder agreement in the form attached hereto as Exhibit A-1 or Exhibit A-2, as applicable.
   -----------    -----------

     "Management Investors" means the signatories identified as "Management Investors" on the signature pages to this Agreement, any predecessor agreement, a Joinder Agreement or the Existing Warrant Amendment, which signatories are identified as such on Annex A hereto (as supplemented and amended from time to
                      -------
time after the date hereof by the Company).

     "1933 Act" means the Securities Act of 1993, as amended, and the rules and regulations promulgated thereunder.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Non-Management Investors" means the signatories identified as "Non-Management Investors" on the signature pages to this Agreement, any predecessor agreement, a Joinder Agreement or the Existing Warrant Amendment, which signatories are identified as such on Annex A hereto (as supplemented and
                                            -------
amended from time to time after the date hereof by the Company).

     "Northwestern" means The Northwestern Mutual Life Insurance Company and its Affiliates.

     "Norwest" means Norwest Equity Capital, LLC and its Affiliates.

     "Orion" means Orion Capital Corporation and its Affiliates.

     "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means the Preferred Stock, par value $.O1 per share, of the Company including any series of such Preferred Stock now or hereafter created by the Board of Directors of the Company.

     "Public Offering" shall have the meaning set forth in Section 2.1(e).

     "Public Stock" means any Capital Stock of any class that is listed on a national securities exchange or that has been accepted for inclusion in the National Association of Securities Dealers Automated Quotation System or any similar national over-the-counter market.

     "Registrable Securities" means shares of Common Stock and Preferred Stock now owned or hereafter acquired by the Investors and the Warrant Shares for which Warrants now owned or hereafter acquired by the Investors may be exercisable, but only so long as such securities are "Restricted Securities." A security shall be deemed to be a "Restricted Security" until such time as such security (i) has been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering it or (ii) has been sold publicly pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act.

     "Regulated Holder" means any Investor that is (or is a subsidiary of a bank holding company that is) (x) a Small Business Investment Company licensed by the United States Small Business Administration ("SBA") and subject to the various rules and regulations promulgated by the SBA or (y) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R., Part 225 (or any successor to Regulation Y).

     "Regulatory Problem" means, with respect to any Investor, (i) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or such Investor reasonably believes that there is a significant risk of such assertion) that such Investor (or any bank holding company that Controls such Investor) is not entitled to hold, or exercise any material right with respect to, all or any portion of the Capital Stock held by such Investor or (ii) when such Investor and its Affiliates would own, control or have power (including voting rights) over a greater quantity of Capital Stock than is permitted under any law or regulation or any requirement of any governmental authority applicable to such Investor or to which such Investor is subject.

     "Requisite Securityholders" means securityholders of the Company that hold in the aggregate more than 90% of the Total Voting Power, provided that such
                                                          --------
securityholders include all securityholders having the right to designate a member or members of the Board of Directors of the Company.

     "Saratoga" means, collectively, Saratoga Partners III, L.P., a Delaware limited partnership and its Affiliates, and Saratoga Partners III, C.V., an entity organized under the laws of the Netherlands Antilles and its Affiliates.

     "Series W Warrant Shares" means the shares of Preferred Stock or other shares of capital stock of the Company for which the Series W Warrants are exercisable.

     "Series W Warrants" means the warrants to acquire shares of Series W Preferred Stock issued under the Warrant Agreement, dated as of the date hereof, between the Company and the holders of such warrants.

     "Strategic Directors" means the members of the Board of Directors of the Company nominated by the Strategic Investors.

     "Strategic Investors" means Chase, CCC, Chubb, Equitable, Orion, Provident, Travelers and Zurich.

     "Subscription Agreement" means any Subscription Agreement pursuant to which an Investor acquires Capital Stock from the Company.

     "Total Voting Power" means the total combined voting power in the election of directors of all Capital Stock then outstanding (assuming, except for purposes of Section 3.2 and clause (i) of the first sentence of Section 6.3 (solely as such clause (i) relates to amendments, modifications, consents or waivers with respect to Section 3.2), the exercise of all unexercised Warrants in accordance with the terms thereof and (except for purposes of Article III and clause (i) of the first sentence of Section 6.3 (solely as such clause (i) relates to amendments, modifications, consents or waivers with respect to
Article III)) the conversion of outstanding shares of Series I Preferred Stock into Series H Preferred Stock and nonvoting Common Stock into voting Common Stock), excluding any Capital Stock held by the Company or any of its Subsidiaries.

     "Transfer" means any direct or indirect transfer, sale, conveyance, pledge, hypothecation or other disposition of Capital Stock, including, without limitation, any of the foregoing which occurs by virtue of any Change of Control.

     "Travelers" means, collectively, The Travelers Indemnity Company and The Travelers Insurance Company, and their respective Affiliates.

     "UNUMProvident" means UNUMProvident Corporation and its Affiliates.

     "Warrant Shares" means the Series W Warrant Shares and the Existing Warrant Shares.

     "Warrants" means the Series W Warrants and the Existing Warrants.

     "WLD" means WLD Trust and its Affiliates.

     "Zurich" means Zurich American Holding Company of America and its
Affiliates.

                                   ARTICLE II
                           COVENANTS OF THE INVESTORS

     SECTION 2.1 Transfers by Investors. (a) Transfers in General. No Investor
                 ----------------------
shall Transfer any Capital Stock now or hereafter owned by such Investor except as expressly permitted in this Section 2.1.

          (b) Permitted Transfers. Without complying with the provisions of
Section 2.1(c) or 2.2, without the consent of the Company or any other Investor and without first offering such Capital Stock to the Company or any other Investor, each Investor, at any time, may (i) Transfer to any Person any Capital Stock which constitutes Public Stock and (ii) without regard to whether such Capital Stock is Public Stock at such time, (A) in the case of an Investor that is not a natural Person, Transfer any Capital Stock which it may now or hereafter own to any Affiliate of such Investor which is not a natural Person,
(B) in the case such Investor is a partnership, limited liability company, or a nominee for any of the foregoing, Transfer any Capital Stock to a partner, member, retired partner or member, or estate of a retired partner or member of such partnership or limited liability company, as the case may be, so long as such transfer is in accordance with the transferee's interest in such partnership or limited liability company and is without consideration, (C) in the case of an Investor that is a natural Person, Transfer any Capital Stock to any Immediate Family Member or any trust or custodian account for the sole benefit of such Investor or his Immediate Family Members and in accordance with applicable laws of descent and distribution and (D) in the case of a Management Investor, Transfer Capital Stock to the Company upon death, disability or termination of employment as provided in such Management Investor's Subscription Agreement; provided, however, that the transferee of any such Investor pursuant
           --------  -------
to clauses (A) through (D) above shall be required to execute and deliver a Joinder Agreement as a condition of such Transfer.

          (c) Right of First Offer. If any Investor (the "Transferor") wishes to Transfer any or all of its Capital Stock (the "Offered Securities") other than
(i) in a Transfer permitted under Section 2.1(b), (ii) pursuant to the exercise of its tag-along rights under Section 2.2(a), or (iii) in a Control Sale Transaction (as defined in Section 2.2(b)), then in each case the Transferor shall first notify the Company in a written notice of its desire to transfer the Offered Securities (the "Transfer Notice"). The Company or the Company's designee (provided that such designee is a Qualified Transferee, as defined
          --------
below) may offer to purchase all, but not less than all, of the Offered Securities by notifying the Transferor in a written notice setting forth the terms and conditions upon which the Company or such designee proposes to purchase the Offered Securities (the "Offer Notice"). If the Transferor elects to sell the Offered Securities to a designee of the Company pursuant to the Offer Notice, such Transfer must be made in compliance with the provisions of
Section 2.2(a) (if applicable) and the designee (if not then an Investor) must execute and deliver a Joinder

Agreement. If the Transferor (i) receives no Offer Notice (or receives a notice from the Company declining to offer to purchase the Offered Securities) within 30 days after submitting the Transfer Notice, or (ii) in its sole discretion rejects the offer made in the Offer Notice, the Transferor may Transfer the Offered Securities and assign its rights under this Agreement and any other agreements relating to the Offered Securities to any Person provided that (v)
                                                            --------
the price per security paid by such Person for the Offered Securities is greater than the price per security set forth in the Offer Notice (if any), (w) such Person is a Qualified Transferee (as defined below), (x) such Transfer is made in compliance with the provisions of Section 2.2(a) (if applicable), (y) such Person (if not then an Investor) executes and delivers a Joinder Agreement and
(z) such sale is consummated on or prior to the 120th day (or, if such day is not a business day, the next succeeding business day) after the submission of the Transfer Notice. "Qualified Transferee" means any Person that (i) is not, in the judgment of the Executive Committee, a competitor of the Company (other than a Strategic Investor or one of its Affiliates), (ii) is a bona fide purchaser with full financing to purchase the Offered Securities, (iii) is not a convicted felon, (iv) has not been found liable for fraud or fraudulent misrepresentation and (v) has not been sanctioned by or found guilty of violating the rules and regulations of the Commission or any other federal or state regulatory agency, including without limitation any such agency which regulates the conduct of the insurance or financial services businesses.

          (d) Cooperation by Company. The Company agrees, promptly following a written request therefor, to execute and deliver all documents, agreements and instruments and to take all commercially reasonable actions within its control to cooperate with and give effect to any transaction or series of related transactions to which this Section 2.1 applies. The Company shall cancel and retire any Capital Stock purchased or acquired by the Company or any of its Subsidiaries pursuant to Section 2.1(c).

          (e) Expiration. The provisions contained in this Section 2.1 shall expire at the closing of a Public Offering, as such term is defined in the Certificate of Designations with respect to the Company's Series R Preferred Stock as in effect on the date hereof (a "Public Offering").

     SECTION 2.2 Tag-Along and Take-Along Provisions. (a) Tag-Along. If one or
                 -----------------------------------
more Investors (the "Selling Investor") shall receive and determine to accept any bona fide written offer (a "Notice of Offer") from a Buyer (including a Buyer designated by the Company in an Offer Notice submitted under Section 2.1
(c) or a Buyer proposing a Control Sale Transaction) to purchase or otherwise Transfer for value, in one transaction or a series of related transactions, Capital Stock representing 20% or more of the Total Voting Power owned by all Investors, each other Investor owning any Capital Stock ("Other Investors") shall have the right to participate in such transaction or transactions in the manner set forth in this Section. The Selling Investor shall, promptly after its receipt of a Notice of Offer, send a copy thereof to the Company and the Other Investors owning any Capital Stock. Each Other Investor shall have the right to cause the Selling Investor to condition its sale to the Buyer of any Capital Stock owned by the Selling Investor on the simultaneous purchase by the Buyer of such amount of Capital Stock owned by such Other Investor as each such Other Investor (an "Electing Investor") may designate by written notice delivered to the Selling Investor within 5 days following the date on which the Notice of Offer is received by such Electing Investor; provided, however, that no Electing Investor may so
                        --------  -------
designate for purchase a number of shares of the Company's Capital Stock greater than that number owned by such Electing Investor (assuming the exercise of all unexercised Warrants), multiplied by a fraction the numerator of which is the number of shares of the Company's Capital Stock owned by the Selling Investor which are subject to the offer of the Buyer (assuming the exercise of such Selling Investor's unexercised Warrants, if any) and the denominator of which is the total number of shares of the Company's Capital Stock then outstanding and owned by the Selling Investor (assuming the exercise of such Selling Investor's unexercised Warrants, if any). The purchase price for the Company's Capital Stock subject to the Notice of Offer and the terms of such purchase shall be the same for each Electing Investor's sale as are applicable to the Selling Investor's sale and shall be set forth in such Notice of Offer; provided, that if any combination of Existing Warrants, Series W Warrants,
--------
shares of Preferred Stock (whether different series thereof or of the same series but having different dates of issuance) and/or shares of Common Stock is to be Transferred, the relative purchase prices of such Warrants, Preferred Stock and Common Stock shall be adjusted, if necessary, to reflect the excess of the Liquidation Preference of the Preferred Stock (as defined in the applicable certificate of designations) over its original issue price and the exercise prices of the Existing Warrants and Series W Warrants, as applicable. Unless the Selling Investor is Transferring Capital Stock in a Control Sale Transaction, any Transfer made by a Selling Investor to which this Section 2.2(a) applies must be made in compliance with Section 2.1(c) and consummated within the 120-day period after submission of the Transfer Notice (it being understood and agreed that an Electing Investor shall not be deemed to be a Selling Investor or Transferor for purposes of Section 2.1(c) or this Section 2.2(a) of this Agreement in connection with any Transfer of its Capital Stock as an Electing Investor pursuant to this Section 2.2(a)). This Section 2.2(a) shall not apply if a Selling Investor has exercised take-along rights under Section 2.2(b).

          (b) Take-Along. If one or more Investors shall receive and determine to accept any bona fide offer from any Person (other than the Company) for the sale or Transfer for value of more than 50%, in the aggregate, of the Total Voting Power in one transaction or a series of related transactions (a "Control Sale Transaction"), then, at the written request to each other Investor of such Investors holding at least 50% of the Total Voting Power, each other Investor shall agree to sell to such Person the same proportionate share of the Capital Stock owned by such Investor as the requesting Investors agree to sell (in proportion to the requesting Investors' aggregate ownership), in each case, based on Total Voting Power, for an amount equal to the same per security purchase price (on a security by security basis), and on the terms as are applicable to the requesting Investors' sale; provided, that the terms of such offer would provide each Investor an amount
--------
which is not less than the amount which such Investor would receive in a liquidation of the Company, taking into account the exercise price of any outstanding Warrants, (assuming that the liquidation proceeds are equal to the consideration payable per share of Capital Stock in such offer multiplied by the aggregate amount of Capital Stock then existing, on a fully diluted basis); and provided, further, that any Capital Stock to be sold by non-requesting Investors
--------  -------
pursuant to this Section 2.2(b) shall be apportioned among shares of any class or series of Common Stock or Preferred Stock or Existing Warrants or Series W Warrants at the election of the requesting Investors (following consultation with the non-requesting Investors). No transferee of Capital Stock in a Control Sale Transaction shall be required to execute and deliver a Joinder Agreement.

          (c) Cooperation by Company. The Company agrees, promptly following a written request therefor, to execute and deliver all documents, agreements and instruments and to take all commercially reasonable actions within its control to cooperate with and give effect to any transaction or series of related transactions to which this Section 2.2 applies.

          (d) Expiration. The provisions contained in this Section 2.2 shall expire upon the closing of a Public Offering.

     SECTION 2.3 Transfers to Comply with Laws. Notwithstanding any contrary
                 -----------------------------
provision herein, no Investor may Transfer or offer to Transfer any Capital Stock (or solicit any offers to Transfer any Capital Stock), except in compliance with the 1933 Act and in compliance with any applicable state securities laws and rules and regulations promulgated thereunder.

     SECTION 2.4 Closing. The closing of any purchase of Capital Stock pursuant
                 -------
to Section 2.1(c) (if to the Company or its designee) or 2.2 hereof shall take place at the offices of the Company (or at such other location as to which the parties shall mutually agree) concurrently with the closing of all related purchases of Capital Stock by the Person or Persons purchasing such Capital Stock.

     SECTION 2.5 Standstill. At any time prior to the Company having any Capital
                 ----------
Stock registered pursuant to the 1933 Act, each Investor (together with any Persons acquiring Capital Stock from such Investor in a Transfer permitted by
Section 2.1(b)) hereby agrees that it will not, as the result of any direct or indirect acquisition or series of related acquisitions, at any time hold more than 49% of the Total Voting Power without the prior written consent of the Executive Committee; provided, that this Section 2.5 shall not apply to any
                     --------
acquisition of Capital Stock in a Control Sale Transaction; and provided,
                                                                --------
further, that nothing in this Section 2.5 shall operate or be construed so as to
-------
prevent an unrelated exercise of (x) Warrants, (y) preemptive rights contained in the Series W Warrant Agreement, the Existing Warrant Agreement or in any certificate of designations relating to any series of Preferred Stock or (z) conversion rights with respect to any capital stock of the Company held by such Investor.

     SECTION 2.6 Cooperation to Cure Regulatory Problems. Each Investor agrees,
                 ---------------------------------------
if requested by the Company, to use commercially reasonable efforts (including without limitation voting to approve amendments to the Company's Certificate of Incorporation) to cooperate with the Company and any Investor that is a Regulated Holder to the extent necessary to avoid or cure a Regulatory Problem, including without limitation by (i) cooperating in connection with any exchange by an Investor that is a Regulated Holder of voting Capital Stock for non-voting Capital Stock or (ii) facilitating a Transfer of Capital Stock by an Investor that is a Regulated Holder; provided, that any such Transfer contemplated by the
                            --------
foregoing clause (ii) must nevertheless be made in compliance with all applicable provisions of this Agreement. No Investor shall be required under this Section 2.6 to take any action that could adversely affect in any respect such Investor's rights under this Agreement or as a securityholder of the Company. In the event of any conflict or inconsistency between any provision of this Section 2.6 and any other provision of this Agreement, the Company's Certificate of Incorporation or the Amended and Restated Bylaws, such other provision shall control and govern the rights and responsibilities of the parties hereto to the extent of such conflict or inconsistency.

                                   ARTICLE III
                                     VOTING

     SECTION 3.1 Board of Directors. (a) Board Composition. Subject to Sections
                 ------------------
3.3 and 3.6, from and after the date hereof each of the Investors severally agrees that in exercising its voting rights on the election of directors, whether or not at an annual or special meeting of the Company, whether by written consent, proxy or otherwise, and whether or not at an adjourned meeting, such Investor shall vote its shares of the Company's Capital Stock for, and the Company and each Investor will take all other necessary actions within their respective control to cause, the nomination and the election of the following individuals to the Board of Directors of the Company:

          (i) two directors who are officers of the Company designated by the most senior executive officer of the Company;

          (ii) three directors designated by CapZ;

          (iii) eight directors, one designated by each of Chase, CCC, Chubb, Equitable, Orion, UNUMProvident, Travelers and Zurich;

          (iv) two directors designated by Saratoga;

          (v) one director designated by Conning; and

          (vi) one director designated by Bellwether.

          (b) Series R and Series W Expansion Rights. In connection with the exercise of rights ("Expansion Rights") granted to the holders of Series R Preferred Stock in accordance with Section 2(e) of the certificate of designations attached hereto as Exhibit B-1 or the holders of Series W Preferred
                                -----------
Stock in accordance with Section 2(e) of the certificate of designations attached hereto as Exhibit B-2, each Investor consents to such Expansion Rights
                   -----------
and agrees to vote its shares of the Company's Capital Stock for, and the Company and each Investor will take all other necessary actions within their respective control to cause, (i) the increase in size of the Board of Directors of the Company and nomination and election of additional directors designated by the Person or Persons exercising Expansion Rights and (ii) the corresponding decrease in size of the Board of Directors of the Company and removal of additional directors designated by the Person or Persons exercising Expansion Rights at such time as the circumstances giving rise to the exercise of such Expansion Rights no longer exist.

          (c) Additional Rights. Notwithstanding any contrary provision of this Agreement or the By-laws of the Company, if less than all but five of all of the directors then serving on the Board of Directors of the Company (whether or not present) affirmatively vote or act by written consent against, or otherwise take any action in any way inconsistent with or not in furtherance of or in the absence of, or fail to take any necessary action to give effect to, any recommendation, action or decision of the Executive Committee, each Investor agrees to vote its shares of the Company's Capital Stock in favor of, and the Company and each Investor will take all other necessary actions within their respective control to cause, any measures necessary (including without limitation amendments or modifications to the Certificate of Incorporation or By-laws of the Company, increases in the size of the Board of Directors, the nomination and election of additional members of the Board of Directors and any necessary stockholder meetings, votes or written consents) to be taken so as to ensure that (x) in the case of a Full Board Matter, the recommendation of the Executive Committee with respect to such Full Board Matter is submitted to the stockholders of the Company entitled to vote thereon with the favorable recommendation of the Board of Directors and (y) in all other cases, the recommendation, action or decision of the Executive Committee is ratified, confirmed, effected and furthered by the Board of Directors and any actions of the Board of Directors against or in any way inconsistent or not in furtherance of such recommendation, action or decision are repealed.

          (d) Replacement of Designees. Each Person entitled to designate a member of the Board of Directors shall have the right to remove its designee at any time and, in the event of such removal or in the event of the death, incapacity or resignation of any such designee, designate a nominee to replace any such designee. If at any time, as the result of the Board of Directors filling a vacancy on the Board pursuant to the By-laws of the Company, the composition of the Board of Directors is other than as provided in Section 3.1(a)(as such composition may be changed from time to time in accordance with Section 3.3), each Investor agrees to vote its shares of the Company's Capital Stock in favor of, and the Company and each Investor will take all other necessary actions within their respective control to cause, any measures necessary (including without limitation amendments or modifications to the Certificate of Incorporation or By-laws of the Company, increases in the size of the Board of Directors, the nomination and election of additional members of the Board of Directors and any necessary stockholder meetings, votes or written consents) to be taken so as to ensure that the composition of the Board of Directors is as provided in Section 3.1(a), as such composition may be changed from time to time in accordance with Section 3.3. Each of the Investors and the Company agrees to take any and all actions within its control to give effect to the two preceding sentences. Except as expressly provided in this Section 3.1, Section 3.2 or Section 3.3, no Person shall have the right to designate any additional members of the Board of Directors of the Company under any circumstances.

          (e) Committees. One of the directors designated by CapZ shall have the right, upon the request of CapZ, to serve as a member of each committee of the Board of Directors of the Company (other than the Executive Committee, which is separately addressed in Section 3.4).

          (f) Lost Designation Rights. If a Designation Right to designate a member or members of the Board of Directors terminates pursuant to Section 3.3, each Investor agrees to vote its shares of the Company's Capital Stock for, and the Company and each Investor will take all other necessary actions within their respective control to cause, the removal of the director or directors designated by the Person or Persons losing such Designation Right and replacement of such director or directors in accordance with Section 3.3(d).

     SECTION 3.2 Actions Requiring Greater than Majority Vote. (a) Changes in
                 --------------------------------------------
Board of Directors. The parties hereto agree that (i) the composition of the Board of Directors may be changed (provided, that no such change resulting in
                                   --------
the loss of any Designation Right, other than pursuant to Section 3.3, shall be effective unless such change is approved in writing by the holder of such Designation Right) and the size of the Board of Directors increased only by a vote of two-thirds of the Total Voting Power except as expressly contemplated by
Section 3.1 and 3.3 and this Section 3.2 and (ii) the By-laws shall provide that the size of the Board of Directors may not be decreased except pursuant to
Section 3.1(b). The parties agree to amend this Agreement to give binding effect to any changes in the size or composition of the Board of Directors effected pursuant to clause (i) of the immediately preceding sentence.

          (b) Changes in Executive Committee Structure. The parties hereto agree that the By-laws of the Company shall provide that an affirmative vote of at least all but two of all of the directors then serving on the Board of Directors (whether or not present) shall be required to disband, change the size or composition of, or diminish the responsibilities of, the Executive Committee (including without limitation by creating any committee of the Board of Directors other than the Audit Committee and the Compensation Committee existing on the date hereof and having only the powers customarily assigned to committees of such type). If at any time the composition of the Executive Committee is other than as set forth in Section 3.4 (as such composition may be changed from time to time in accordance with Section 3.3), or if the Board of Directors takes any action in any way inconsistent with or not in furtherance of the first sentence of this Section 3.2(b), each Investor agrees to vote its shares of the Company's Capital Stock in favor of, and the Company and each Investor will take all other necessary actions within their respective control to cause, any measures necessary (including without limitation amendments or modifications to the Certificate of Incorporation or By-laws of the Company, increases in the size of the Board of Directors, the nomination and election of additional members of the Board of Directors and any necessary stockholder meetings, votes or written consents) to be taken so as to ensure that the composition of the Executive Committee is as provided in Section 3.4 (as such composition may be changed from time to time in accordance with Section 3.3) and that the Executive Committee is constituted as provided in Exhibit C.
                                        ---------

          (c) Conflicts with Executive Committee. The parties hereto agree that the By-laws of the Company shall provide as set forth in sentences (1) and (2) of this Section 3.2(c): (1) An affirmative vote of at least all but five of all of the directors then serving on the Board of Directors (whether or not present) shall be required to overrule or take any position in any way inconsistent with or not in furtherance of, or fail to take any necessary action to give effect to, any recommendation, action or decision of the Executive Committee or to take any action with respect to a Full Board Matter in the absence of a recommendation by the Executive Committee. (2) An affirmative vote of at least all but five of all of the directors then serving on the Board of Directors (whether or not present) shall be required to decline to follow any recommendation of the Executive Committee with respect to a Full Board Matter or take any position in any way inconsistent with or not in furtherance of such recommendation of the Executive Committee with respect to a Full Board Matter. If the Board of Directors receives a recommendation of the Executive Committee with respect to a Full Board Matter, and does not vote on such recommendation within 5 business days (unless a motion not to vote on such recommendation is carried by an affirmative vote of at least all but two of all of the directors then serving on the Board of Directors (whether or not present)), then each Investor agrees to vote its shares of the Company's Capital Stock in favor of, and the Company and each Investor will take all other necessary actions within their respective control to cause, any measures necessary (including without limitation amendments or modifications to the Certificate of Incorporation or By-laws of the Company, increases in the size of the Board of Directors, the nomination and election of additional members of the Board of Directors and any necessary stockholder meetings, votes or written consents) to be taken so as to ensure that such recommendation is voted on by the Board of Directors.

          (d) Amendments of Section 3.2. The parties hereto agree that any amendment to any of the provisions of this Section 3.2 or any provision of the By-laws relating thereto shall require the affirmative vote of 90% of the Total Voting Power.

     SECTION 3.3 Transfer of Board Seats; Loss of Designation Rights. (a) By
                 ---------------------------------------------------
Strategic Investors. The parties hereto agree that a Strategic Investor may transfer its Designation Right upon the transfer of such Strategic Investor's shares of Series N Preferred Stock, Series O Preferred Stock, Series R Preferred Stock, Series T Preferred Stock, Series W Preferred Stock or Series W Warrants to another Investor so long as greater than 50% of the voting power of the Capital Stock held as of the date hereof by such Strategic Investor is transferred to such Investor. Such Designation Right shall be transferable by each Investor to whom it is transferred upon the transfer to another Investor of Capital Stock held by the transferring Investor so long as greater than 50% of the voting power of the Capital Stock held by the transferring Investor immediately after it acquired such Designation Right from such Strategic Investor or its direct or indirect transferee is transferred to such other Investor.

          (b) By Financial Investors. The Designation Rights of each Financial Investor (as such Designation Rights exist on the date hereof) shall be non-transferable and shall terminate and be automatically transferred as provided in Section 3.3(d) at such time as such Financial Investor (together with any Persons acquiring Capital Stock from such Person in a Transfer permitted by Section 2.1(b)) holds less than 50% of the voting power of the Capital Stock held as of the date hereof by such Financial Investor.

          (c) By CapZ. The parties hereto agree that CapZ may, upon the transfer of CapZ's Capital Stock to another Investor, (i) transfer its Designation Right to designate one member of the Board of Directors and one member of the Executive Committee to such Investor so long as greater than 25% of the voting power of the Capital Stock held as of the date hereof by CapZ is transferred to such Investor and (ii) transfer its Designation Right in whole or in part to such Investor so long as greater than 50% of the voting power of the Capital Stock held as of the date hereof by CapZ is transferred to such Investor. Such Designation Right shall be transferable by each Investor to whom it is transferred upon the transfer to another Investor of Capital Stock held by the transferring Investor so long as greater than 50% of the voting power of the Capital Stock held by the transferring Investor immediately after it acquired such Designation Right from CapZ or its direct or indirect transferee is transferred to such other Investor.

          (d) Loss of Designation Rights. Except as provided in Section 3.3(b), any Designation Right held by a Non-Management Investor shall terminate immediately at such time as such Non-Management Investor (together with any Persons acquiring Capital Stock from such Non-Management Investor in a Transfer permitted by Section 2.1(b)) holds less than 2% of the voting power of the Capital Stock; provided, in the case of CapZ and each Strategic Investor, that
               --------
no such termination shall occur except in connection with a Transfer of Capital Stock (other than a Transfer permitted by Section 2.1(b)). Upon such termination, such Designation Right (i) if it entitles the holder to thereof to designate a member of the Board of Directors, will be transferred automatically to the Non-Management Investor holding the largest percentage of the voting power of the Capital Stock who is not directly or through an Affiliate then entitled to designate a member of the Board of Directors and (ii) if it entitles the holder thereof to designate a member of the Executive Committee from among the directors of the Company, will be transferred automatically to the Non-Management Investor holding the largest percentage of the voting power of the Capital Stock who is not directly or through an Affiliate (or indirectly by operation of clause (ii) of Section 3.4) then entitled to designate a member of the Executive Committee; provided, in each case, that no such termination and
                         --------
automatic transfer shall occur if the Non-Management Investor to whom the Designation Right would otherwise be transferable holds less than 2% of the voting power of the Capital Stock.

          (e) Voting Power. For purposes of determining the "voting power" of Capital Stock held by any Person under this Section 3.3, the parties shall assume the exercise of any unexercised Warrants and conversion of any Preferred Stock held by such Person.

     SECTION 3.4 Executive Committee. The parties hereto agree that there shall
                 -------------------
be established and maintained under all circumstances, notwithstanding any vote other than an affirmative vote of at least all but two of all of the directors then serving on the Board of Directors (whether or not present), an Executive Committee of the Board of Directors to consist of 9 directors (the "Executive Committee"), which Executive Committee shall have the power and authority, and conduct its business in accordance with the terms, set forth in Exhibit C. By
                                                                ---------
executing and delivering this Agreement or a Joinder Agreement, each party hereto, in its capacity as a stockholder of the Company, expressly approves, ratifies and consents to the resolutions set forth in Exhibit C. Subject to
                                                      ---------
Section 3.3, the parties hereto shall take all necessary actions and measures to be taken so as to ensure that the Executive Committee consists of the following directors:

          (i) the directors designated by each of Travelers, CCC, Zurich, Equitable and Chase;

          (ii) one director from among the directors designated pursuant to
     Section 3.1(a) by the Financial Investors, to be designated by Financial Investors holding a majority of the Capital Stock held by all Financial Investors, voting as a class;

          (iii) one director who is designated in accordance with Section 3.1(a)(i), to be designated by the most senior executive officer of the Company; and

          (iv) two of the directors designated by CapZ in accordance with
     Section 3.1(a)(ii), to be designated by CapZ.

     If a Designation Right to designate a member or members of the Executive Committee terminates pursuant to Section 3.3, the Company and each Investor will take all necessary actions within their respective control to cause the removal of the member or members of the Executive Committee designated by the Person or Persons losing such Designation Right and replacement of such member or members in accordance with Section 3.3(d). No Investor shall be entitled, nor shall the Company grant any rights to any Investor, to designate a representative of such Investor to participate as an observer at any regular or special meeting of the Executive Committee.

     SECTION 3.5 Company Cooperation; Directors Expenses. The parties hereto
                 ---------------------------------------
will do all things within their respective control to assure compliance with the provisions hereof and not to cooperate in any course of action designed to contravene any provision of this Article III or to deny any stockholder the benefit of any such provision. The Company agrees to pay all reasonable out-of-pocket expenses of each director incurred in connection with such service as a director and with attendance at meetings of the Board of Directors or any committee thereof (including, without limitation, all travel, lodging and other related expenses).

     SECTION 3.6 Termination. Notwithstanding anything to the contrary set forth
                 -----------
above, the provisions of this Article III shall terminate upon the closing of a Public Offering.

                                   ARTICLE IV
                         REGISTRATION AND RELATED RIGHTS

     SECTION 4.1 Demand Registration. (a) Demand Rights. The Company agrees
                 -------------------
that, at any time after the earlier of (i) a Public Offering or (ii) September 17, 2002, upon written demand from Investors holding greater than 20% of the Total Voting Power, the Company shall file a registration statement under the 1933 Act, covering the aggregate number of Registrable Securities as requested by such Investors in such notice, with the Commission as soon as reasonably practicable following receipt of such notice, and use its best efforts to cause such registration statement to be declared effective under the 1933 Act (the "Demand

Registration"). In the event a valid demand is made hereunder, the Company shall promptly provide notice thereof to each of the other Investors, who shall then have the right, for a period of twenty days from delivery of such notice, to elect in a writing delivered to the Company to have their Registrable Securities included in such registration statement on the basis as if they had been part of the group that actually made such demand.

          (b) Underwriter. A Demand Registration shall, at the election of either the demanding holders or the Company, be underwritten and the Company shall have sole discretion in the selection of the underwriter or underwriters to manage such Demand Registration.

          (c) Cutbacks. If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number which can be sold, or adversely affects the price at which the Registrable Securities are to be sold, in such offering, the Company will include in such registration only the number of Registrable Securities, if any, which, in the opinion of such underwriter or underwriters, can be sold in such offering or which will not adversely affect the price thereof. In the event that the contemplated distribution does not involve an underwritten offering, the determination that the inclusion of such Registrable Securities shall adversely affect the price or the number of securities which may be sold in such offering shall be made by the Company in its reasonable judgment upon advice and consultation with a nationally recognized investment banker. The securities included in such Demand Registration shall be apportioned (i) first, to any Registrable Securities that the requesting Investors propose to sell, (ii) second, pro rata among any Registrable Securities that any other Investors propose to sell pursuant to Section 4.2, according to the total number of Registrable Securities requested for inclusion by said selling security holders, or in such other proportions as shall mutually be agreed to among such selling security holders and (iii) third, to any Capital Stock that the Company proposes to sell.

          (d) Postponement by Company. The Company may defer the filing (but not the preparation) of a registration statement required by this Section 4.1 if (i) at the time the Company receives the Demand Registration request or at any time before it files the Demand Registration, the Company or any of its subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its shareholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving a request for a Demand Registration, the Board of Directors of the Company had determined to effect a registered public offering of the Company's securities for its account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 4.1(d) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company account is abandoned. In order to defer the filing of a Demand Registration, the Company shall promptly deliver to each requesting Investor a certificate signed by an executive officer of the Company stating the reason, in general terms, for such deferral and an approximation of the anticipated delay. The Company may defer the filing of a Demand Registration only for 90 days in any twelve-month period unless the Company has filed a registration statement within such twelve-month period, in which case the Company may defer the filing of a Demand Registration for 270 days from the effective date of such registration statement.

     SECTION 4.2 Piggyback Registration. (a) Piggyback Rights. Subject to the
                 ----------------------
provisions of Section 4.2(c), if at any time the Company proposes to register any of its Capital Stock under the 1933 Act in connection with the offering of such Capital Stock by the Company or holders of such Capital Stock (except pursuant to a registration statement filed on Form S-4 or on Form S-8 or such other forms as shall be prescribed under the 1933 Act for the same purposes or for any exchange offer) (a "Piggyback Registration"), the Company shall at such time provide promptly to each Investor written notice of its intention so to do. Upon the written request of any Investor given within (x) 10 days after the expiration of the 20-day period provided for in Section 4.1(a), in the case of a demand registration thereunder, and (y) 10 days after the providing of any such notice by the Company, in all other cases, the Company shall use reasonable efforts to cause to be registered under the 1933 Act all of the Registrable Securities held by such Investor that have been so requested to be registered, subject to the provisions of Section 4.2(c).

          (b) Underwriter. If the Company in its sole discretion decides a Piggyback Registration shall be underwritten, the Company shall have sole discretion in the selection of any underwriter or underwriters to manage such Piggyback Registration.

          (c) Cutbacks. If the managing underwriter or underwriters of a Piggyback Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number which can be sold, or adversely affects the price at which the Registrable Securities are to be sold, in such offering, the Company will include in such registration only the number of Registrable Securities, if any, which, in the opinion of such underwriter or underwriters, can be sold in such offering or which will not adversely affect the price thereof. In the event that the contemplated distribution does not involve an underwritten offering, the determination that the inclusion of such Registrable Securities shall adversely affect the price or the number of securities which may be sold in such offering shall be made by the Company in its reasonable judgment upon advice and consultation with a nationally recognized investment banker. The securities included in such Piggyback Registration shall be apportioned (A) in the case of the Company proposing to sell shares of its Capital Stock (i) first, to any Capital Stock that the Company proposes to sell and (ii) second, pro rata among any Registrable Securities that any Investors propose to sell, according to the total number of Registrable Securities requested for inclusion by said selling security holders, or in such other proportions as shall mutually be agreed to among such selling security holders and (B) in the case of a Demand Registration, then as set forth in Section 4.1(c).

     SECTION 4.3 Registration Procedures. It shall be a condition precedent to
                 -----------------------
the obligations of the Company and any underwriter or underwriters to take any action pursuant to this Article IV, that the Investors requesting a Demand Registration or inclusion in any Piggyback Registration shall furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and the other matters referred to in this Article IV as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company. With respect to any Demand Registration or Piggyback Registration which includes Registrable Securities held by an Investor, the Company shall, subject to the provisions of Section 4.1 and 4.2, as expeditiously as practicable:

          (a) prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission and use its best efforts to cause such registration statement to become effective;

          (b) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective until the distribution of Registrable Securities shall have been completed or until the expiration of 180 days after the effective date, whichever is earlier; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act (or any successor rule); and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

          (c) furnish to such Investor at least one conformed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any exhibits or documents incorporated by reference therein as the Investor or underwriter or underwriters, if any, may reasonably request in order to facilitate the disposition of the securities being sold by the Investor;

          (d) on or prior to the date on which the registration statement is declared effective, use its best efforts to register or qualify, and cooperate with such Investor, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such managing underwriter or underwriters, if any, may reasonably request (considering the nature or size of the offering and the expense and time involved in such qualification or registration), and to do any and all other acts or things which may be necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that the Company shall not
                                   --------  -------
be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (e) use its best efforts to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States, including, without limitation, the National Association of Securities Dealers, Inc. (the "NASD"), as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

          (f) prior to the effective date of a registration statement covering Registrable Securities (i) cooperate with the holders of Registrable Securities to provide certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities to be offered;

          (g) use its best efforts to list or have included for trading the Registrable Securities on any stock exchange or interdealer quotation system upon which other securities of the Company of the same class are listed or included for trading;

          (h) enter into customary underwriting and other agreements and use commercially reasonable efforts to obtain cold comfort letters and/or legal opinion letters in customary form as may be requested by any underwriter or the holders of at least a majority of the Registrable Securities to be included in such registration; and

          (i) cooperate in the performance of due diligence regarding the Company by (A) any underwriter, (B) any holder of at least 5% of the Registrable Securities to be included in such registration and (C) their respective attorneys, accountants and other agents.

     The Investors, upon receipt of any notice from the Company that the prospectus prepared pursuant to Sections 4.3(a) and (b) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading (which notice the Company will provide immediately upon obtaining actual knowledge of such facts), will forthwith discontinue disposition of the Registrable Securities until the Investors receive copies of a supplemented or amended prospectus or until they are advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Investor shall, or shall request the managing underwriter or underwriters, if any, to deliver to the Company all copies, other than permanent file copies then in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in
Section 4.3(b) shall be extended by the number of days during the period from and including any date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by the immediately preceding sentence or the Advice.

     SECTION 4.4 Registration Expenses. In the case of any Demand Registration
                 ---------------------
or Piggyback Registration, the Company shall bear all expenses in connection with its obligations in connection therewith, including, without limitation, the expenses of preparing any registration statement; Commission and state "blue sky" filing, registration and qualification fees and expenses (including, without limitation, fees and expenses of counsel in connection with blue sky surveys); fees and expenses associated with filings required to be made with the NASD; fees and expenses of counsel for the Company and independent public accountants (including, without limitation, the cost of providing any legal opinions or "cold comfort" letters); reasonable fees and disbursements of one counsel for the Investors including Registrable Securities in a registration pursuant to Section 4.1, such counsel to be selected by Investors holding a majority of such Registrable Securities; reasonable fees and disbursements of one counsel for the Investors owning Registrable Securities which Registrable Securities are included in a registration pursuant to Section 4.2 and which have an aggregate value of not less than $10,000,000, such counsel to be selected by Investors holding a majority of such Registrable Securities; and all printing costs and expenses; provided that the Company shall not be responsible for the
                    -------- ----
underwriting discounts and commissions or placement fees of underwriters directly attributable to the Registrable Securities included in such Demand Registration or Piggyback Registration.

     SECTION 4.5 Participation in Registration. No Investor may participate in
                 -----------------------------
any Demand Registration or Piggyback Registration hereunder unless such Investor
(a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Nothing in this Section 4.5 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth in this Article IV.

     SECTION 4.6 Delay of Registration. No Investor shall have any right to take
                 ---------------------
any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     SECTION 4.7 "Market Stand-Off" Agreement. Each Investor hereby agrees
                  ---------------------------
that during the period of duration specified by the Company and a managing underwriter of Capital Stock or other securities of the Company, following the date of the final prospectus covering a Public Offering registered under the 1933 Act, it shall not, to the extent requested by the Company and such managing underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Capital Stock included in such registration; provided, however, that all
                                                    --------  -------
executive officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements and such market stand-off time period shall not exceed 180 days following the date of the final prospectus and 30 days prior to the date of the final prospectus. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of an Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 4.7 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future or a registration relating solely to a transaction pursuant to Rule 145 under the 1933 Act.

     SECTION 4.8 No Other Registration Rights. The Company confirms that the
                 ----------------------------
registration rights conferred in this Article IV are the only agreements that the Company has entered into with respect to the subjects covered in this
Article IV, and agrees not to enter into any other agreement with respect to the subjects covered in this Article IV without the prior consent of two-thirds of the Total Voting Power.

                                    ARTICLE V
                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 5.1 Indemnification by the Company. In connection with any
                 ------------------------------
registration statement filed to effect a registration pursuant to this Agreement, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities registered pursuant to a registration hereunder, its officers, directors and partners, each underwriter of such Registrable Securities and each person who controls (within the meaning of the 1933 Act) such holder or underwriter against all losses, claims, damages, liabilities and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, or any claim whatsoever) and which arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the registration statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or by any untrue or alleged untrue statement of a material fact included in any prospectus forming a part of such registration statement or preliminary or summary prospectus or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder or underwriter or its representative expressly for use therein.

     SECTION 5.2 Indemnification by Holders of Registrable Securities. In
                 ----------------------------------------------------
connection with any registration statement filed pursuant to this Agreement to effect a registration, each holder participating in such registration statement agrees to (and, as a condition precedent to the filing of such registration statement, the Company may require an undertaking satisfactory to it from each such participating holder and from any prospective underwriter therefor agreeing
to) indemnify, to the fullest extent permitted by law, the Company and its officers, directors and agents and each person who controls (within the meaning of the 1933 Act) the Company or such agents against any losses, claims, damages, liabilities and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, or any claim whatsoever) and which arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in such registration statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or by any untrue or alleged untrue statement of a material fact included in any prospectus or preliminary or summary prospectus or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit with respect to such holder so furnished in writing by such holder or its representatives to the Company specifically for inclusion in such registration statement or prospectus. In no event shall the liability of any holder of Registrable Securities participating in a registration exceed the aggregate proceeds received by such holder from the sale of the Registrable Securities included therein.

     SECTION 5.3 Conduct of Indemnification Proceedings. Each person entitled to
                 --------------------------------------
indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification or contribution pursuant to this Agreement and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (x) the indemnifying party has agreed in writing to pay such fees and expenses, (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (z) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that an
                                          --------  -------
indemnifying party who is not entitled to, or elects not to, assume the defense of a claim on behalf of all indemnified parties shall not be obligated to pay the fees and expenses of more than one counsel for all indemnified parties. If the indemnifying party assumes the defense, or is not pursuant to clause (z) above entitled to assume the defense, it shall not be subject to any liability for any settlement or compromise made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). No indemnifying or indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation. In addition, without the consent of the indemnified party (which consent will not be unreasonably withheld), no indemnifying party will be permitted to consent to entry of any judgment or enter into any settlement which provides for any action on the part of the indemnified party other than the payment of money damages which are to be paid in full by the indemnifying party. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any claim which the indemnifying party elects to contest.

     SECTION 5.4 Contribution. If the indemnification provided for in this
                 ------------
Article V from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include, without limitation, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Notwithstanding any contrary provision of this Section 5.4, no holder of Registrable Securities participating in any Demand Registration or Piggyback Registration shall be required to contribute any amount in excess of the aggregate net proceeds received by such holder from the sale of Registrable Securities included therein. The obligation of any holder of Registrable Securities to contribute pursuant to this Section 5.4 shall be several and not joint.

                                   ARTICLE VI
                                  MISCELLANEOUS

     SECTION 6.1 Notices. All notices, requests and other communications to any
                 -------
party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or the signature page of any Joinder Agreement or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the party sending the communication. Each such notice, request or other communication shall be effected by facsimile transmission, overnight courier or personal delivery, and shall not be deemed given until confirmation of completed facsimile transmission or receipt from an overnight courier is received by the notifying party or until delivered, in the case of personal delivery.

     SECTION 6.2 Additional Parties. Only a Person who signs this Agreement as
                 ------------------
an Investor or executes and delivers a Joinder Agreement shall be deemed to be an Investor, and any holder of Capital Stock at any time not party to this Agreement shall, at the request of the Company, be permitted to execute and deliver a Joinder Agreement. Except to the extent limited in any Joinder Agreement, each Person that so becomes an Investor after the date hereof shall be entitled to all rights and privileges of an Investor as if such Person had been an original signatory to this Agreement.

     SECTION 6.3 Amendments and Waivers. Except as expressly provided in Section
                 ----------------------
3.2, no modification, amendment or waiver of any provision of this Agreement, nor any consent to any departure from the terms of this Agreement, shall be effective unless it is in writing and signed by (i) the Requisite Securityholders and (ii) the Company, if such modification, amendment, waiver or consent imposes material additional obligations on the Company or could reasonably be expected to materially adversely affect any of the rights of the Company hereunder. Any such waiver or consent shall be effective only in the specific instance and for the purpose given. Any action required under this Agreement to be taken by "vote" of an Investor or group of Investors need not be taken with a formal vote or meeting called for such purpose but may be taken by written consent signed by the requisite Investor or number of Investors entitled to vote with respect to such action. No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     SECTION 6.4 Successors and Assigns. The provisions of this Agreement shall
                 ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of
                                   --------  -------
rights under this Agreement will be valid unless made in connection with a contemporaneous Transfer of Capital Stock which is not prohibited by this Agreement; and provided, further, that upon any such assignment, the assignee
               --------  -------
shall execute and deliver a Joinder Agreement unless this Agreement expressly does not require the assignee to do so. The Company may not assign or otherwise transfer any of its rights or obligations under this Agreement.

     SECTION 6.5 Captions. The captions of this Agreement are included for
                 --------
convenience of reference only, do not constitute a part hereof and shall be disregarded in the construction hereof.

     SECTION 6.6 Counterparts: Effectiveness. This Agreement may be signed in
                 ---------------------------
any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 6.7 GOVERNING LAW; CONSENT TO JURISDICTION, VENUE AND SERVICE OF
                 ------------------------------------------------------------
PROCESS; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
-----------------------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY NOTICE IN THE MANNER SET FORTH IN SECTION 6.l.

     SECTION 6.8 Severability. Any term or provision of this Agreement which is
                 ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     SECTION 6.9 Termination of Certain Agreements. The parties hereto (to the
                 ---------------------------------
extent that they are parties to the documents listed below) acknowledge and agree that as of the date hereof, the agreements set forth below shall terminate and be of no further force and effect as against the Company and each of the respective parties to such agreements: (i) the Amended and Restated Shareholders' Agreement dated as of July 9, 1998 among the Company and the parties thereto; and (ii) the Amendment dated as of September 22, 1998 to such Amended and Restated Shareholders' Agreement.

     SECTION 6.10 Entire Agreement. This Agreement constitutes the full and
                  ----------------
entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between such parties in respect of such subject matter.

     SECTION 6.11 Injunctive Relief. It is hereby agreed and acknowledged that
                  -----------------
the remedies at law in respect of the failure by the Company or any Investor to comply with any of the obligations herein imposed on it would be inadequate and that, in the event of any such failure, any aggrieved Investor will be irreparably damaged. Any such Investor shall, upon any finding by a court of competent jurisdiction that another party has breached any such obligation, be entitled to injunctive relief, including specific performance, to enforce such obligation, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, neither the Company nor any Investor shall raise the defense that there is an adequate remedy at law.

     SECTION 6.12. No Requirement to Exercise Warrants or Convert Capital Stock.
                   ------------------------------------------------------------
No provision of this Agreement requiring an Investor to use its "best efforts" or "commercially reasonable efforts" or to take any "necessary actions" or "commercially reasonable actions" or act in accordance with phrases of similar import shall require such Investor to exercise unexercised Warrants or any conversion rights with respect to any capital stock of the Company held by such Investor.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             U.S.I. HOLDINGS CORPORATION


                                             By: /s/ Michael Leonard
                                                --------------------------------
                                                Name:  Michael Leonard
                                                Title: Chief Financial Officer

                                             U.S.I. Holdings Corporation
                                             50 California Street, 24th Floor
                                             San Francisco, CA 94111-4796
                                             Attn: General Counsel
                                             Telephone: (415) 263-2105
                                             Telecopier:(415) 983-0101

                                NON-MANAGEMENT INVESTOR
                                -----------------------

                              CAPITAL Z FINANCIAL SERVICES FUND II, L.P.


                              By:   CAPITAL Z PARTNERS, L.P.,
                                    its general partner


                                    By:   CAPITAL Z PARTNERS, LTD.,
                                          its general partner


                                    By: /s/ Illegible
                                       ----------------------------------
                                       Name:
                                       Title:

                                    Address: Capital Z Partners Ltd
                                             54 Thompson Street
                                             New York, New York 10012
                                             Tel 212.965.0800
                                             Fax 212.965.2321
                                             Attention: Bob Spass


                              CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.


                              By:   CAPITAL Z PARTNERS, L.P.,
                                    its general partner


                                    By:   CAPITAL Z PARTNERS, LTD.,
                                          its general partner


                                    By: /s/ Illegible
                                       ----------------------------------
                                       Name:
                                       Title:

                                    Address: Capital Z Partners Ltd
                                             54 Thompson Street
                                             New York, New York 10012
                                             Tel 212.965.0800
                                             Fax 212.965.2321
                                             Attention: Bob Spass

                                                    ANNEX A TO SHAREHOLDERS' AND
                                                       WARRANTHOLDERS' AGREEMENT

MANAGEMENT INVESTORS:




NON-MANAGEMENT INVESTORS:

                                                                     EXHIBIT A-1
                                                            TO SHAREHOLDERS' AND
                                                       WARRANTHOLDERS' AGREEMENT

             Form of Joinder Agreement (purchases from the Company)

     WHEREAS, [____] (the "Purchaser") is acquiring, pursuant to the terms of that certain Subscription Agreement, dated [____], between the Company and such Purchaser (the "Subscription Agreement"), the amount and type Capital Stock (as defined in the Shareholders' Agreement) of U.S.I. Holdings Corporation (the "Company") set forth on the signature page below such Purchaser's name (such securities, together with any securities of the Company acquired upon conversion or exercise of such securities, the "Securities"), from the Company; and

     WHEREAS, the Company and the Purchaser desire to provide for certain matters relating to the Securities and the rights of the Purchaser; and

     WHEREAS, as a condition to the acquisition of the Securities, the Purchaser has agreed to join in a certain Shareholders' and Warrantholders' Agreement attached hereto as Exhibit A (the "Shareholders' Agreement"), and
                   ---------

     WHEREAS, the execution and delivery of this joinder agreement (the "Agreement") is a condition precedent to the acquisition of the Securities.

     NOW, THEREFORE, the Purchaser hereby agrees for the benefit of the Company and the other Investors (as defined in the Shareholders' Agreement) as follows:

          (a) The Purchaser joins in the Shareholders' Agreement and agrees to be bound by all of the terms and provisions thereof, as though the Purchaser were an original party thereto and were included in the definition of [Management Investor] [Non-Management Investor] as used therein.

          (b) The Purchaser consents to the endorsement of the certificate or certificates to be issued to the Purchaser representing the Purchaser's Securities as set forth in the Subscription Agreement.

          (c) In furtherance of and not in limitation of paragraph (a) above, and subject to Section 6.12 of the Shareholders' Agreement, the Purchaser acknowledges and agrees that the Purchaser will vote all Capital Stock (as defined in the Shareholders' Agreement) held by the Purchaser for, and will take all other actions within the Purchaser's control to cause the nomination and election of, the directors set forth in, or designated in accordance with, the

Shareholders' Agreement and fulfill all obligations imposed on the Purchaser under Article III thereof.

     IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.


                                           By:
                                               ---------------------------------
                                               Name:

                     Description of Capital Stock Purchased:

                     ---------------------------------------

                                                                     EXHIBIT A-2
                                                            TO SHAREHOLDERS' AND
                                                       WARRANTHOLDERS' AGREEMENT

              Form of Joinder Agreement (purchases from Investors)

     WHEREAS, [____] (the "Purchaser") is acquiring, pursuant to the terms of that certain Subscription Agreement, dated [____], between [_______] (the "Seller") and such Purchaser (the "Subscription Agreement"), the amount and type of Capital Stock (as defined in the Shareholders' Agreement) of U.S.I. Holdings Corporation (the "Company") set forth on the signature page below such Purchaser's name (such securities, together with any securities of the Company acquired upon conversion or exercise of such securities, the "Securities"), from the Seller; and

     WHEREAS, the Seller and the Purchaser desire to provide for certain matters relating to the Securities and the rights of the Purchaser; and

     WHEREAS, as a condition to the acquisition of the Securities, the Purchaser has agreed to join in a certain Shareholders' and Warrantholders' Agreement attached hereto as Exhibit A (the "Shareholders' Agreement"), and
                   ---------

     WHEREAS, the execution and delivery of this joinder agreement (the "Agreement") is a condition precedent to the acquisition of the Securities.

     NOW, THEREFORE, the Purchaser hereby agrees for the benefit of the Company and the other Investors (as defined in the Shareholders' Agreement) as follows:

          (a) The Purchaser joins in the Shareholders' Agreement and agrees to be bound by all of the terms and provisions thereof, as though the Purchaser were an original party thereto and were included in the definition of [Management Investor] [Non-Management Investor] as used therein.

          (b) The Purchaser consents to the endorsement of the certificate or certificates to be issued to the Purchaser representing the Purchaser's Securities as set forth in the Subscription Agreement.

          (c) In furtherance of and not in limitation of paragraph (a) above, and subject to Section 6.12 of the Shareholders' Agreement, the Purchaser acknowledges and agrees that the Purchaser will vote all Capital Stock (as defined in the Shareholders' Agreement) held by the Purchaser for, and will take all other actions within the Purchaser's control to cause the nomination and election of, the directors set forth in, or designated in accordance with, the

Shareholders' Agreement and fulfill all obligations imposed on the Purchaser under Article III thereof.

     IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.


                                           By:
                                               ---------------------------------
                                               Name:

                     Description of Capital Stock Purchased:

                     ---------------------------------------

                                                                     EXHIBIT B-1
                                                            TO SHAREHOLDERS' AND
                                                       WARRANTHOLDERS' AGREEMENT

                           Certificate of Designations
                          for Series R Preferred Stock


                               [See Exhibit 3.29]

                                                                     EXHIBIT B-2
                                                            TO SHAREHOLDERS' AND
                                                       WARRANTHOLDERS' AGREEMENT

                           Certificate of Designations
                          for Series W Preferred Stock




                               [See Exhibit 3.34]

                                                                       EXHIBIT C
                                                            TO SHAREHOLDERS' AND
                                                       WARRANTHOLDERS' AGREEMENT

              Form of Resolutions Establishing Executive Committee

          RESOLVED, that the Corporation elects to be governed by the provisions of Section 141(c)(2) of the General Corporation Law of the State of Delaware (the "DGCL"); and that an Executive Committee consisting of nine members is hereby created, effective upon the closing of the initial issuance of shares of Series W Preferred Stock of the Corporation, which shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including without limitation, the powers and authority of the Board of Directors under Section 151(g) of the DGCL and the powers and authority specifically granted in paragraph 5 below, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided that the Executive Committee shall not have any power
                --------
or authority in reference to (i) approving or adopting, or recommending to stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders of the Corporation for approval or (ii) adopting, amending or repealing any by-law of the Corporation (collectively, "Full Board Matters").

          RESOLVED, that the resolutions of the Board of Directors creating an
executive committee dated July    , 1998 be rescinded and revoked in their
                              ----
entirety, and that the executive committee constituted thereby be reconstituted and appointed in accordance with these resolutions.

          RESOLVED, that the following shall govern certain aspects of the governance of the Executive Committee:

     1. Regular meetings of the Executive Committee shall be held on such notice, or without notice, and at such time and place as shall from time to time be determined by such committee.

     2. Special meetings of the Executive Committee may be called by the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation on not less than two business days' notice to each member thereof, either personally, by facsimile or by overnight courier, and shall be called by the Secretary of the

          Corporation in like manner and on like notice on the written request of two members of the Executive Committee.

     3. Attendance of a member of the Executive Committee at any meeting shall constitute a waiver of notice of such meeting, except where such director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Executive Committee need be specified in or restricted by the scope of the notice or any waiver of notice of such meeting.

     4. At all meetings of the Executive Committee a majority of the total number of directors then constituting the Executive Committee shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Executive Committee, notwithstanding any supermajority voting requirement imposed on the Board of Directors by any provision of the Corporation's constitutive documents. If a quorum shall not be present at any meeting of the Executive Committee, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     5. Without in any way limiting the powers and authority delegated to the Executive Committee by these resolutions, the Executive Committee shall have the power and authority to:

          (i) authorize the creation or issuance of any equity securities of the Corporation (or instruments, options, warrants or other rights convertible into or exchangeable or exercisable for equity securities of the Corporation);

          (ii) upon an affirmative vote of all members of the Executive Committee (whether or not present), declare dividends or other distributions payable to holders of equity securities of the Corporation (or instruments, options, warrants or other rights convertible into or exchangeable or exercisable for equity securities of the Corporation);

          (iii) establish the "Market Price" of the Common Stock of the Corporation as provided in any certificate of designations of any Preferred Stock of the Corporation;

          (iv) notwithstanding any authority previously delegated to the Compensation Committee of the Corporation (which delegation is hereby rescinded to the extent of such authority), approve any "Management Incentive Shares" plan or incentive compensation, bonus or stock purchase or similar plan or changes or amendments thereto as defined in any certificate of designations of any Preferred Stock of the Corporation;

          (v) make any determination as to the "Fair Market Value" of any property or securities within the meaning of any certificate of designations of any Preferred Stock or the warrant agreement relating to the warrants exercisable for shares of Series W Preferred Stock of the Corporation;

          (vi) register any class of equity securities of the Corporation under the Securities Act of 1933, as amended, for sale for the account of the Corporation or defer the filing of any registration statement required pursuant to the exercise of demand registration rights granted to securityholders of the Corporation; and

          (vii) make any determination as to whether a "Change of Control" of an Investor has occurred within the meaning of the definition of such term in the Shareholders' and Warrantholders' Agreement, dated as of September 17, 1999, between the Corporation and the other parties thereto.

     6. The Executive Committee shall have no authority to act with respect to Full Board Matters, except that it shall have the power and authority to submit recommendations to the Board of Directors of the Corporation with respect to all Full Board Matters prior to the Board of Directors of the Corporation taking any action with respect to any such Full Board Matter.

          RESOLVED, that upon the consummation of a Public Offering (as defined in the Certificate of Designations for the Corporation's Series R Preferred Stock, as in existence on the date hereof), the Executive Committee be disbanded.